Investor Contact	7930 Jones Branch Drive
Christian Charnaux	McLean, VA 22102
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Aaron Radelet
+1 703 883 5804

Hilton Worldwide Exceeds High End of Guidance for First Quarter 2015 Adjusted EBITDA; Raises Full Year Outlook

MCLEAN, Va. (April 29, 2015) - Hilton Worldwide Holdings Inc. ("Hilton," "Hilton Worldwide" or the "Company") (NYSE: HLT) today reported its first quarter 2015 results and raised its full year 2015 outlook. Highlights include:

•	EPS was $0.15 for the first quarter, a 25 percent increase from the same period in 2014; EPS, adjusted for special items was $0.12

•	Net income attributable to Hilton stockholders for the first quarter was $150 million, a 22 percent increase from the same period in 2014

•	Adjusted EBITDA for the first quarter increased 18 percent from the same period in 2014 to $599 million and Adjusted EBITDA margin increased 320 basis points

•	System-wide comparable RevPAR increased 6.6 percent for the first quarter on a currency neutral basis from the same period in 2014

•	Management and franchise fees for the first quarter increased 18 percent from the same period in 2014 to $391 million

•	Gross operating profit margins for U.S. comparable owned and operated hotels increased over 120 basis points for the first quarter compared to the same period in 2014

•	Opened more than 8,000 rooms in the first quarter

•	Approved more than 23,000 new rooms for development during the first quarter, growing its development pipeline to 1,432 hotels, consisting of 240,000 rooms, as of March 31, 2015

•	Reduced long-term debt by $225 million during the first quarter; additional $100 million voluntary prepayment of senior secured term loan facility in April 2015

•
Entered into an agreement to sell Hilton Sydney for A$442 million Australian Dollars in a tax-efficient manner; upon closing, plan to use proceeds, net of transaction costs, to further reduce long-term debt

•	Entered into an agreement to acquire what is currently the Cypress Hotel in Cupertino, California for $112 million, reinvesting the last portion of the Waldorf Astoria New York sale proceeds

•	Increased outlook for full year Adjusted EBITDA to between $2,810 million and $2,870 million

Overview

For the three months ended March 31, 2015, earnings per share ("EPS") was $0.15 compared to $0.12 for the three months ended March 31, 2014, and EPS, adjusted for special items, was $0.12 for the three months ended March 31, 2015 compared to $0.13 for three months ended March 31, 2014. Adjusted EBITDA increased 18 percent to $599 million for the three months ended March 31, 2015, compared to $508 million for the three months ended March 31, 2014 and net income attributable to Hilton stockholders was $150 million for the three months ended March 31, 2015 compared to $123 million for the three months ended March 31, 2014.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton Worldwide, said, "We started the year with another strong quarter, with top line growth at the high end of our guidance, despite significant weather impact in the U.S., and strong fee growth and owned asset performance, that all resulted in Adjusted EBITDA exceeding our guidance. Our portfolio of industry-leading brands continues to fuel our growth, resulting in the industry's largest pipeline and most rooms under construction globally."

Segment Highlights

Management and Franchise

Management and franchise fees were $391 million in the first quarter of 2015, an increase of 18 percent compared to the same period in 2014. RevPAR at comparable managed and franchised hotels in the first quarter of 2015 increased 6.9 percent on a currency neutral basis (a 5.4 percent increase in actual dollars) compared to the same period in 2014. The increase in RevPAR at comparable managed and franchised hotels and new units have yielded continued fee growth during the first quarter of 2015, including incentive management fees, which increased 16 percent on a currency neutral basis compared to the same period in 2014.

Ownership

Revenues from the ownership segment were $964 million in the first quarter of 2015, and ownership segment Adjusted EBITDA was $190 million, an increase of 9 percent from the same period in 2014. Adjusted EBITDA margin(1) increased over 130 basis points. RevPAR at comparable hotels in the ownership segment increased 4.3 percent on a currency neutral basis (a 0.8 percent decrease in actual dollars) in the first quarter of 2015 compared to the same period in 2014, with an increase in RevPAR of 4.1 percent at comparable ownership segment hotels in the United States. Outside of the United States, RevPAR at comparable ownership segment hotels increased by 4.7 percent on a currency neutral basis (a 7.4 percent decrease in actual dollars).

Hilton plans to complete the previously-announced 1031 exchange by deploying the last portion of the Waldorf Astoria New York sale proceeds to acquire what is currently the Cypress Hotel in Cupertino, California for $112 million. The transaction is expected to close during the second quarter.

Hilton continues to harvest value in its owned portfolio, announcing plans to sell the Hilton Sydney at attractive pricing in a tax-efficient manner. As part of the A$442 million Australian Dollar sale, Hilton will continue to manage this property, subject to a 50-year management agreement. Hilton expects to use the proceeds of the sale, net of transaction costs, to further reduce long-term debt.
____________

(1)	Calculated as ownership segment Adjusted EBITDA divided by ownership segment revenues.

Timeshare

Timeshare segment revenue for the first quarter of 2015 was $321 million, an increase of 15 percent from 2014, and timeshare Adjusted EBITDA was $74 million. Commissions recognized from the sale of third-party developed timeshare intervals increased $72 million during the first quarter of 2015 from the same period in 2014, while sales revenue on owned inventory decreased $34 million.

In the first quarter of 2015, 78 percent of intervals sold were developed by third parties. Hilton Worldwide's overall supply of timeshare intervals as of March 31, 2015 was approximately 128,000 intervals, or over five years of projected supply at the current sales pace, of which 104,000, or 81 percent, were developed by third parties.

Development

Hilton Worldwide opened 53 hotels with over 8,000 rooms during the first quarter of 2015, over 40 percent of which were conversions from non-Hilton brands, and achieved net unit growth of nearly 6,000 rooms.

As of March 31, 2015, Hilton Worldwide had the largest rooms pipeline in the lodging industry(2), with approximately 240,000 rooms at 1,432 hotels throughout 81 countries and territories, of which 56 percent, or approximately 134,000 rooms, were located outside of the United States. All of the development pipeline is in the capital light management and franchise segment, and over half, or approximately 126,000 rooms, were under construction. At nearly 20 percent, Hilton Worldwide also has the largest share of rooms under construction globally(2). Including all agreements approved but not signed, Hilton Worldwide's pipeline totaled nearly 255,000 rooms.

Hilton Worldwide's most recently launched brands, Canopy by Hilton, an accessible lifestyle brand, and Curio - A Collection by Hilton, representing independent, one-of-a-kind properties, have over 50 properties and 13,000 rooms open or in various stages of development.
____________

(2)	Source: Smith Travel Research, Inc. ("STR") Global New Development Pipeline (March 2015).

Balance Sheet and Liquidity

During the first quarter of 2015, Hilton reduced its long-term debt balance by $225 million, including a $150 million voluntary prepayment on its senior secured term loan facility. Additionally, Hilton repaid in full the amounts outstanding under its existing $525 million mortgage loan on the Waldorf Astoria New York (the "Waldorf Astoria Loan") using the proceeds from the sale of the Waldorf Astoria New York and assumed a $450 million mortgage loan from the acquisition of the resort complex consisting of the Waldorf Astoria Orlando and the Hilton Orlando Bonnet Creek in Orlando, Florida. In April 2015, Hilton made an additional $100 million voluntary prepayment on its senior secured term loan facility. Hilton plans to use the net proceeds of the sale of the Hilton Sydney, estimated to be approximately $325 million, to further reduce long-term debt.

As of March 31, 2015, Hilton had $10.6 billion of outstanding indebtedness with a weighted average interest rate of 4.2 percent, excluding $848 million of non-recourse debt.

Total cash and cash equivalents were $816 million as of March 31, 2015, including $269 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of March 31, 2015.

Outlook

Full Year 2015

•
System-wide RevPAR is expected to increase between 5.0 percent and 7.0 percent on a comparable and currency neutral basis, with ownership segment RevPAR expected to increase between 4.0 percent and 6.0 percent on a comparable and currency neutral basis as compared to 2014.

•	Adjusted EBITDA is projected to be between $2,810 million and $2,870 million; the announced Hilton Sydney sale would reduce this range by $10 million to $14 million upon closing.

•	Management and franchise fees are projected to increase approximately 11 percent to 13 percent.

•	Timeshare segment Adjusted EBITDA is projected to be between $335 million and $350 million.

•	Corporate expense and other is projected to remain flat to prior year.

•	Diluted EPS, adjusted for special items, is projected to be between $0.79 and $0.83.

•	Capital expenditures, excluding timeshare inventory, are expected to be between $350 million and $400 million.

•	Net unit growth is expected to be approximately 40,000 rooms to 45,000 rooms.

•	Expect cash available for debt prepayments or capital return to stockholders to be between $1.1 billion and $1.3 billion, including proceeds from the sale of the Hilton Sydney.

Second Quarter 2015

•	System-wide RevPAR is expected to increase between 5.0 percent and 7.0 percent on a comparable and currency neutral basis compared to the second quarter of 2014.

•	Adjusted EBITDA is expected to be between $740 million and $760 million.

•	Management and franchise fees are expected to increase approximately 11 percent to 13 percent.

•	Diluted EPS, adjusted for special items, is projected to be between $0.21 and $0.23.

Conference Call

Hilton Worldwide will host a conference call to discuss first quarter 2015 results on April 29, 2015 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Hilton Worldwide Investor Relations website at http://ir.hiltonworldwide.com/investors/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hiltonworldwide.com/investors/financial-reporting/quarterly-results.

Alternatively, participants may listen to the live call by dialing 1-877-201-0168 in the United States or 1-647-788-4901 internationally. Please use the conference ID 14724435. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-855-859-2056 using the Conference ID 14724435.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests, management and franchise agreements and timeshare sales, risks related to doing business with third-party hotel owners, Hilton's significant investments in owned and leased real estate, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA and Adjusted EBITDA margins and Net Debt. Please see the schedules to the press release and "Definitions" for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Worldwide

Hilton Worldwide (NYSE: HLT) is a leading global hospitality company, spanning the lodging sector from luxury and full-service hotels and resorts to extended-stay suites and focused-service hotels. For 95 years, Hilton Worldwide has been dedicated to continuing its tradition of providing exceptional guest experiences. The Company’s portfolio of 12 world-class global brands is comprised of 4,362 managed, franchised, owned and leased hotels and timeshare properties, with 720,701 rooms in 94 countries and territories, including Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio - A Collection by Hilton, DoubleTree by Hilton, Embassy Suites Hotels, Hilton Garden Inn, Hampton Hotels, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton HHonors®. Visit news.hiltonworldwide.com for more information and connect with Hilton Worldwide at www.facebook.com/hiltonworldwide, www.twitter.com/hiltonworldwide, www.youtube.com/hiltonworldwide, www.flickr.com/hiltonworldwide and www.linkedin.com/company/hilton-worldwide.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues
Owned and leased hotels	$957	$945
Management and franchise fees and other	371	312
Timeshare	321	279
	1,649	1,536
Other revenues from managed and franchised properties	950	827
Total revenues	2,599	2,363

Expenses
Owned and leased hotels	768	771
Timeshare	234	177
Depreciation and amortization	175	153
General, administrative and other	127	97
	1,304	1,198
Other expenses from managed and franchised properties	950	827
Total expenses	2,254	2,025

Gain on sales of assets, net	145	—

Operating income	490	338

Interest income	6	1
Interest expense	(144)	(153)
Equity in earnings from unconsolidated affiliates	4	4
Gain (loss) on foreign currency transactions	(18)	14
Other gain (loss), net	(25)	3

Income before income taxes	313	207

Income tax expense	(163)	(83)

Net income	150	124
Net income attributable to noncontrolling interests	—	(1)
Net income attributable to Hilton stockholders	$150	$123

Weighted average shares outstanding
Basic	986	985
Diluted	988	985

Earnings per share
Basic and diluted	$0.15	$0.12

HILTON WORLDWIDE HOLDINGS INC.
SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended
	March 31,
	2015	2014(1)
Management and franchise(2)	$391	$331
Ownership(2)(3)(4)(5)	190	175
Timeshare(2)(3)	74	82
Corporate and other(4)	(56)	(80)
Adjusted EBITDA(6)	$599	$508
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015 Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)
Includes management, royalty and intellectual property fees of $30 million and $27 million for the three months ended March 31, 2015 and 2014, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements. Also includes a licensing fee of $9 million and $11 million for the three months ended March 31, 2015 and 2014, respectively, which is charged to the timeshare segment by the management and franchise segment and was eliminated in the condensed consolidated financial statements. While the net effect is zero, the measure of Adjusted EBITDA includes these fees as a benefit to management and franchise Adjusted EBITDA and a cost to ownership Adjusted EBITDA and timeshare Adjusted EBITDA.

(3)
Includes charges to timeshare operations for rental fees and fees for other amenities, which were eliminated in the condensed consolidated financial statements. These charges totaled $6 million for the three months ended March 31, 2015 and 2014. While the net effect is zero, the measure of Adjusted EBITDA includes these fees as a benefit to ownership Adjusted EBITDA and a cost to timeshare Adjusted EBITDA.

(4)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $2 million for the three months ended March 31, 2015 and 2014. Also includes other intercompany charges of $1 million for the three months ended March 31, 2015 and 2014.

(5)	Includes unconsolidated affiliate Adjusted EBITDA.

(6)	See "Non-GAAP Financial Measures Reconciliations—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Americas	72.0%	1.8%	pts.	$136.85	4.0%	$98.50	6.6%
Europe	68.0	2.7		140.91	1.3	95.81	5.5
Middle East & Africa	64.9	2.4		161.39	1.5	104.72	5.4
Asia Pacific	65.8	6.1		147.42	(0.1)	96.99	10.1
System-wide	71.1	2.1		138.31	3.5	98.40	6.6

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Waldorf Astoria Hotels & Resorts	69.7%	1.9%	pts.	$309.94	4.0%	$216.06	6.9%
Conrad Hotels & Resorts	67.2	7.4		250.45	(3.9)	168.40	8.0
Hilton Hotels & Resorts	71.8	2.0		162.00	2.7	116.33	5.6
DoubleTree by Hilton	70.2	1.9		130.55	4.8	91.64	7.7
Embassy Suites Hotels	75.3	0.9		152.98	5.2	115.14	6.5
Hilton Garden Inn	72.2	1.9		126.14	3.6	91.05	6.3
Hampton Hotels	68.9	2.6		114.89	3.4	79.19	7.5
Homewood Suites by Hilton	75.9	1.0		129.38	4.8	98.25	6.3
Home2 Suites by Hilton	75.1	6.7		109.37	2.7	82.16	12.8
System-wide	71.1	2.1		138.31	3.5	98.40	6.6

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2015	vs. 2014		2015	vs. 2014	2015	vs. 2014
Ownership(1)	73.6%	1.9%	pts.	$178.71	1.7%	$131.51	4.3%
U.S.	78.1	1.3		190.02	2.4	148.36	4.1
International (non-U.S.)	68.4	2.5		163.92	0.8	112.19	4.7

Management and franchise	70.9	2.1		134.33	3.8	95.25	6.9
U.S.	71.7	1.8		133.45	4.2	95.65	6.8
International (non-U.S.)	67.4	3.6		138.62	1.8	93.45	7.5

System-wide	71.1	2.1		138.31	3.5	98.40	6.6
U.S.	72.0	1.7		137.01	4.0	98.72	6.5
International (non-U.S.)	67.6	3.4		143.67	1.5	97.15	6.9
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, dollars in millions)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2015	2014	$	%
Management fees:
Base fees(1)	$81	$79	2	2.5
Incentive fees(2)	37	34	3	8.8
Total base and incentive fees	118	113	5	4.4
Other management fees(3)	8	7	1	14.3
Total management fees	126	120	6	5.0
Franchise fees(4)	265	211	54	25.6
Total management and franchise fees	391	331	60	18.1
Other revenues(5)	21	21	—	—
Intersegment fees elimination(1)(2)(4)(5)	(41)	(40)	(1)	2.5
Management and franchise fees and other revenues	$371	$312	59	18.9
____________

(1)
Includes management, royalty and intellectual property fees earned from consolidated owned and leased properties of $26 million and $23 million for the three months ended March 31, 2015 and 2014, respectively.

(2)	Includes management, royalty and intellectual property fees earned from consolidated owned and leased properties of $4 million for the three months ended March 31, 2015 and 2014.

(3)	Includes timeshare homeowners' association, early termination, product improvement plan and other fees.

(4)	Includes a licensing fee earned from the timeshare segment of $9 million and $11 million for the three months ended March 31, 2015 and 2014, respectively.

(5)	Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $2 million for the three months ended March 31, 2015 and 2014.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND OPERATING EXPENSES
(unaudited, dollars in millions)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2015	2014	$	%
Revenues
Timeshare sales	$237	$199	38	19.1
Resort operations	50	49	1	2.0
Financing and other	34	31	3	9.7
	$321	$279	42	15.1

Operating Expenses
Timeshare sales	$188	$135	53	39.3
Resort operations	31	30	1	3.3
Financing and other	15	12	3	25.0
	$234	$177	57	32.2

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of March 31, 2015

	Owned / Leased(1)		Managed		Franchised		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	4	1,148	9	5,778	—	—	13	6,926
Americas (excluding U.S.)	—	—	1	153	1	984	2	1,137
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	431	—	—	2	431
Conrad Hotels & Resorts
U.S.	—	—	4	1,337	—	—	4	1,337
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	705	1	256	4	1,152
Middle East & Africa	1	614	2	641	—	—	3	1,255
Asia Pacific	—	—	11	3,419	1	636	12	4,055
Hilton Hotels & Resorts
U.S.	25	23,139	40	23,416	174	52,993	239	99,548
Americas (excluding U.S.)	3	1,836	21	7,266	19	5,910	43	15,012
Europe	71	18,423	54	15,978	26	7,448	151	41,849
Middle East & Africa	6	2,276	43	13,807	1	410	50	16,493
Asia Pacific	8	3,959	58	21,610	8	2,980	74	28,549
Curio - A Collection by Hilton
U.S.	—	—	1	998	4	2,172	5	3,170
DoubleTree by Hilton
U.S.	11	4,268	29	8,521	256	61,949	296	74,738
Americas (excluding U.S.)	—	—	3	637	13	2,421	16	3,058
Europe	—	—	13	3,848	42	7,267	55	11,115
Middle East & Africa	—	—	7	1,464	4	488	11	1,952
Asia Pacific	—	—	35	10,001	2	965	37	10,966
Embassy Suites Hotels
U.S.	10	2,523	40	10,647	164	37,545	214	50,715
Americas (excluding U.S.)	—	—	3	653	5	1,282	8	1,935
Hilton Garden Inn
U.S.	2	290	5	586	546	74,537	553	75,413
Americas (excluding U.S.)	—	—	5	639	25	3,852	30	4,491
Europe	—	—	19	3,509	17	2,688	36	6,197
Middle East & Africa	—	—	1	180	—	—	1	180
Asia Pacific	—	—	6	921	—	—	6	921
Hampton Hotels
U.S.	1	130	50	6,178	1,869	180,973	1,920	187,281
Americas (excluding U.S.)	—	—	7	935	65	7,884	72	8,819
Europe	—	—	7	1,091	25	3,770	32	4,861
Asia Pacific	—	—	—	—	1	72	1	72
Homewood Suites by Hilton
U.S.	—	—	27	2,921	320	35,809	347	38,730
Americas (excluding U.S.)	—	—	2	224	15	1,699	17	1,923
Home2 Suites by Hilton
U.S.	—	—	—	—	46	4,791	46	4,791
Americas (excluding U.S.)	—	—	1	97	1	127	2	224
Other	3	1,272	3	957	—	—	6	2,229
Lodging	148	60,532	518	151,149	3,652	502,202	4,318	713,883
Hilton Grand Vacations	—	—	44	6,818	—	—	44	6,818
Total	148	60,532	562	157,967	3,652	502,202	4,362	720,701
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	March 31,		Increase / (Decrease)
	2015	2014	$	%
Hotel property and equipment	$82	$42	40	95.2
Timeshare property and equipment	2	—	2	NM(1)
Corporate and other property and equipment	4	1	3	NM(1)
Total capital expenditures for property and equipment	88	43	45	NM(1)
Software capitalization costs	8	15	(7)	(46.7)
Contract acquisition costs	11	16	(5)	(31.3)
Expenditures for timeshare inventory net of costs of sales(2)	15	—	15	NM(1)
Total capital expenditures	$122	$74	48	64.9
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

(2)
Timeshare capital expenditures for inventory additions were $41 million and $36 million for the three months ended March 31, 2015 and 2014, respectively, and timeshare costs of sales were $26 million and $36 million for the three months ended March 31, 2015 and 2014, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Net income attributable to Hilton stockholders, as reported	$150	$123

Share-based compensation expense(1)	2	13
Net gain on asset acquisitions and dispositions(2)	(94)	—
Foreign deferred tax adjustment(3)	4	—
Total special items before tax	(88)	13
Income tax benefit (expense) on special items	53	—
Net income, adjusted for special items	$115	$136

Basic and diluted EPS, as reported	$0.15	$0.12
Total per share special items before tax	(0.09)	0.01
Per share income tax benefit (expense) on special items	0.06	—
Basic and diluted EPS, adjusted for special items	$0.12	$0.13
____________

(1)
This amount includes expense that was recognized in general, administrative and other expenses related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation expense related to awards issued under the 2013 Omnibus Incentive Plan.

(2)
The amount for the three months ended March 31, 2015 includes $145 million of gain on sales of assets, net relating primarily to the sale of the Waldorf Astoria New York, $13 million of severance costs recognized in general, administrative and other related to the sale of the Waldorf Astoria New York and the following items recognized related to the sale of the Waldorf Astoria New York and properties acquired from the proceeds of that sale:

•	$6 million of expense from the reduction of the remaining unamortized deferred issuance costs resulting from the repayment of the Waldorf Astoria Loan;

•	$19 million of acquisition related transaction costs; and

•	$13 million of expense from the reduction of the remaining unamortized management contract intangible asset related to properties that were managed by Hilton prior to the acquisition.

(3)
On March 31, 2015, a foreign jurisdiction, where the Company had deferred tax assets, reduced the statutory rate resulting in a reduction to the deferred tax asset and a corresponding recognition of income tax expense of $6 million, including $2 million attributable to noncontrolling interests.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended
	March 31,
	2015	2014(1)
Net income attributable to Hilton stockholders	$150	$123
Interest expense	144	153
Interest expense included in equity in earnings from unconsolidated affiliates	2	3
Income tax expense	163	83
Depreciation and amortization	175	153
Depreciation and amortization included in equity in earnings from unconsolidated affiliates	5	8
EBITDA	639	523
Net income attributable to noncontrolling interests	—	1
Gain on sales of assets, net	(145)	—
Loss (gain) on foreign currency transactions	18	(14)
FF&E replacement reserve	13	11
Share-based and other compensation expense (benefit)(2)	30	(23)
Other loss (gain), net(3)	25	(3)
Other adjustment items(4)	19	13
Adjusted EBITDA	$599	$508
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015 Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)
The three months ended March 31, 2014 includes a benefit of $47 million resulting from the reversal of accruals associated with a cash-based, long-term incentive plan that was terminated in February 2014 and replaced by the 2013 Omnibus Incentive Plan.

(3)	Represents gains and losses on the acquisitions and dispositions of property and equipment and investments in affiliates.

(4)	Represents adjustments for reorganization costs, severance, offering costs and other items.

	Three Months Ended
	March 31,
	2015	2014(1)
Total revenues, as reported	$2,599	$2,363

Less: other revenues from managed and franchised properties	(950)	(827)
Total revenues, excluding other revenues from managed and franchised properties	$1,649	$1,536

Adjusted EBITDA	$599	$508

Adjusted EBITDA margin	36.3%	33.1%
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015 Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT
(unaudited, in millions)

	March 31,	December 31,
	2015	2014
Long-term debt, including current maturities	$10,582	$10,813
Non-recourse debt, including current maturities(1)	248	248
Total long-term debt and non-recourse debt	10,830	11,061
Add: Hilton's share of unconsolidated affiliate debt	219	221
Less: cash and cash equivalents	(547)	(566)
Less: restricted cash and cash equivalents	(269)	(202)
Net debt	$10,233	$10,514
____________

(1)	Excludes the non-recourse timeshare financing receivables credit facility and the notes related to the securitization transactions.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2015
(in millions)

	Three Months Ending June 30, 2015		Revised Actual
	Low Case	High Case	Q2 2014(1)
Net income attributable to Hilton stockholders	$212	$224	$209
Interest expense	142	142	158
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	2	2	3
Income tax expense	142	150	121
Depreciation and amortization	174	174	158
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	7	7	7
EBITDA	679	699	656
Net income attributable to noncontrolling interests	3	3	3
Loss (gain) on foreign currency transactions	—	—	(32)
FF&E replacement reserve	12	12	12
Share-based compensation expense	27	27	29
Other gain, net(2)	—	—	(11)
Other adjustment items(3)	19	19	17
Adjusted EBITDA	$740	$760	$674

	Year Ending December 31, 2015		Revised Actual
	Low Case	High Case	Full Year 2014(1)
Net income attributable to Hilton stockholders	$806	$842	$673
Interest expense	569	569	618
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	8	8	10
Income tax expense	604	628	465
Depreciation and amortization	704	704	628
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	25	25	27
EBITDA	2,716	2,776	2,421
Net income attributable to noncontrolling interests	11	11	9
Gain on sales of assets, net	(145)	(145)	—
Loss (gain) on foreign currency transactions	18	18	(26)
FF&E replacement reserve	48	48	46
Share-based compensation expense(4)	102	102	74
Other loss (gain), net(2)	25	25	(37)
Other adjustment items(3)	35	35	63
Adjusted EBITDA	$2,810	$2,870	$2,550
____________

(1)
To facilitate comparison with the Company's competitors, beginning in the first quarter of 2015 Adjusted EBITDA excluded all share-based compensation expense. Historical results have been revised to reflect this change in the definition to allow for comparability.

(2)	Represents gains and losses on the acquisition of a controlling financial interest in certain hotels and dispositions of property and equipment and investments in affiliates in 2014.

(3)	Represents adjustments for reorganization costs, severance, offering costs and other items.

(4)
Full year 2014 includes a benefit of $47 million resulting from the reversal of accruals associated with a cash-based, long-term incentive plan that was terminated in February 2014 and replaced by the 2013 Omnibus Incentive Plan.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2015
(in millions, except per share data)

	Three Months Ending June 30, 2015
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$212	$224
Net income, adjusted for special items	$212	$224

Diluted EPS, before special items	$0.21	$0.23
Diluted EPS, adjusted for special items	$0.21	$0.23

	Year Ending December 31, 2015
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$806	$842
Share-based compensation expense(1)	2	2
Net gain on asset acquisitions and dispositions(2)	(94)	(94)
Foreign deferred tax adjustment(3)	4	4
Total special items before tax	(88)	(88)
Income tax benefit (expense) on special items	53	53
Net income, adjusted for special items	$771	$807

Diluted EPS, before special items	$0.82	$0.86
Total per share special items before tax	(0.09)	(0.09)
Per share income tax benefit (expense) on special items	0.06	0.06
Diluted EPS, adjusted for special items	$0.79	$0.83
____________

(1)
This amount includes expense that was recognized in general, administrative and other expenses related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation expense related to awards issued under the 2013 Omnibus Incentive Plan.

(2)
This amount includes $145 million of gain on sales of assets, net relating primarily to the sale of the Waldorf Astoria New York, $13 million of severance costs recognized in general, administrative and other related to the sale of the Waldorf Astoria New York and the following items recognized related to the sale of the Waldorf Astoria New York and properties acquired from the proceeds of that sale:

•	$6 million of expense from the reduction of the remaining unamortized deferred issuance costs resulting from the repayment of the Waldorf Astoria Loan;

•	$19 million of acquisition related transaction costs; and

•	$13 million of expense from the reduction of the remaining unamortized management contract intangible asset related to properties that were managed by Hilton prior to the acquisition.

(3)
In Q1 2015, a foreign jurisdiction, where the Company had deferred tax assets, reduced the statutory rate resulting in a reduction to the deferred tax asset and a corresponding recognition of income tax expense of $6 million, including $2 million attributable to noncontrolling interests.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA - HILTON SYDNEY
(in millions)

	Year Ended
	December 31, 2014
Net income attributable to Hilton stockholders	A$	18
Income tax expense	10
Depreciation and amortization	2
Adjusted EBITDA(1)	A$	30
____________

(1)
Excludes actual management fees for the year ended December 31, 2014 of A$3 million incurred under the management agreement in place during the period; however, includes management fees of A$5 million as calculated under the terms of the management agreement that will be entered into by the buyer.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, is a financial measure not recognized under United States ("U.S.") generally accepted accounting principles ("GAAP") that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure of operating performance, due to the significance of the Company's long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of Net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Net Debt

Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) long-term debt, including current maturities; (ii) non-recourse debt, including current maturities and excluding amounts secured by timeshare financing receivables; (iii) the Company's share of investments in affiliate debt; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,318 hotels in the Company's system as of March 31, 2015, 3,765 were classified as comparable hotels. The 553 non-comparable hotels included 81 properties, or approximately two percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

RevPAR

The Company calculates Revenue per Available Room ("RevPAR") by dividing hotel room revenue by room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at Hilton hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.